SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549




                                    FORM 8-K

                                 CURRENT REPORT



                         PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

       DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): FEBRUARY 2, 1998



                       STEWART & STEVENSON SERVICES, INC.
             (Exact name of registrant as specified in its charter)


         Texas                         0-8493                74-1051605
(State or other jurisdiction   (Commission File Number)   (I.R.S. Employer
     of incorporation)                                    Identification No.)


    2707 North Loop West
        Houston, Texas                                          77008
(Address of principal executive offices)                       (Zip code)


       Registrant's telephone number, including area code: (713) 868-7700


Item 2.  Disposition of Assets.

     On February 2, 1998, Stewart & Stevenson Services, Inc. (the "Company") and General Electric Company ("GE") completed the sale of the assets of Stewart & Stevenson's gas turbine division to GE for $600 million in cash, subject to adjustment. The gas turbine division includes the packaging of gas turbine driven equipment, after-market parts and service for turbine driven equipment and the operation and maintenance of power plants and petroleum production and processing facilities. Stewart & Stevenson intends to use the proceeds from the sale of the gas turbine division to reduce outstanding bank indebtedness, repurchase shares of its common stock and provide funds for the growth of its other lines of business.

Item 7.  Financial Statements.

     Substantially the same information as that required by Item 7 (pro forma financial information) has been previously reported by Stewart & Stevenson in its Form 10-Q filed with the Securities and Exchange Commission for the quarterly period ended October 31, 1997.




         SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                             STEWART & STEVENSON SERVICES, INC.


                                              /s/ Robert L. Hargrave
Date:  February 16, 1998                     By:_______________________________
                                             Name:    Robert L. Hargrave
                                             Title:   Chief Executive Officer,
                                                      Chief Financial Officer
                                                      and Treasurer



                                  EXHIBIT INDEX

     *2.1 Transaction Agreement dated September 21, 1997 between General Electric Company and Stewart & Stevenson Services, Inc. (Exhibit 2.1 to 9/97 8-K).

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* Incorporated by reference.